Exhibit 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CUNO Incorporated 1996 Stock Incentive Plan and the CUNO Incorporated Non-Employee Directors' Stock Option Plan of our reports dated (a) December 14, 2000, with respect to the consolidated financial statements of CUNO Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 2000 and the related financial statement schedule included therein and (b) June 23, 2000, with respect to the financial statements and schedule of the CUNO Incorporated Savings and Retirement Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Hartford, Connecticut
January 24, 2001